BUSINESS LOAN EXTENSION AGREEMENT

You have requested an extension of the maturity date of your Loan from JPMorgan Chase Bank, NA, or its predecessor in interest, Pursuant to that request, provided you are not otherwise in default under the terms of the Loan, the maturity date of the Loan is extended three months from the current maturity date. All other terms and conditions of your Loan will remain the same, including but not limited to payments. All rights described in the documentation for the Loan are and remain binding in all respects. This extension agreement shall not release or affect the liability of any guarantor, surety or endorser of the Loan, or release any security interest granted by any owner of any collateral securing the Loan. This agreement is a modification only, and not a novation.

Each Borrower continues to authorize any attorney at law to appear in an action on the Loan, as modified, at any time after the same becomes due, whether by acceleration or otherwise, in any court of record in or of the State where the Loan was executed, or of elsewhere, and to waive the issuing and service of process against any or all Borrower, enter an appearance and to confess judgment in favor of JPMorgan Chase Bank, NA, against any or all Borrowers for the amount that may be due under the Loan, as modified, together with costs of suit, and to release all errors and waive ail rights of appeal and stay of execution from the judgment rendered, After the judgment is entered against any one or more Borrowers, the powers herein conferred may be exercised as to any one or more of the other Borrowers. The death of any Borrower shall not impair the authority herein granted as to the survivor or survivors of such Borrower.

Failure to comply with any of the requirements as stated in this extension agreement will nullify this request, JPMorgan Chase Bank, NA, shall not be bound by this Agreement until JPMorgan Chase Bank, NA, has executed the Acknowledgement and Agreement below.

Customer/Loan Number:               2626031526/F67 L 75 C 117

Borrower Name:                      Engineered Wire Products Inc.

Address:                            1200 N Warpole

City, State, Zip                    Upper Sandusky OH 43351


WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRAIL. IF YOU DO NOT PAY ON TIME A COURT JUDGEMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Company Signature:  Bert E. Downing, Jr.    Title:  VP      Date:  12/16/04
  (authorized signature)

Company Signature:                          Title:          Date:
  (authorized signature)

Company Signature:                          Title:          Date:
  (authorized signature)

Company Signature:                          Title:          Date:
  (authorized signature)



ACKNOWLEDGEMENT AND AGREEMENT:

The foregoing Business Loan Extension Agreement Is hereby acknowledged and agreed to this 22nd day of December, 2004.

JPMorgan Chase Bank, NA

By:  Timothy P. Turnwald   Title:  V.P.